UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2014

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 23, 2014, Aspen Insurance Holdings Limited (the “Company”) held its 2014 annual general meeting (the “Annual General Meeting”). Proxies were solicited by the Company’s management in connection with the Annual General Meeting. All the resolutions put forward at the Annual General Meeting were approved by the requisite majority vote, the details of which are set out below:

(1) Proposal regarding the re-election of Messrs. Christopher O’Kane, Liaquat Ahamed, Albert Beer, John Cavoores and Ms. Heidi Hutter as Class I directors of the Company and the election of Messrs. Gary Gregg and Bret Pearlman as Class II directors of the Company.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Christopher O’Kane	45,536,952	11,476,603	3,671,855
Liaquat Ahamed	45,537,187	11,476,368	3,671,855
Albert Beer	45,537,409	11,476,146	3,671,855
John Cavoores	45,536,783	11,476,772	3,671,855
Gary Gregg	45,537,198	11,476,357	3,671,855
Heidi Hutter	39,823,200	17,190,355	3,671,855
Bret Pearlman	40,104,973	16,908,582	3,671,855

(2) Proposal regarding the approval of the compensation of the Company’s Named Executive Officers, as disclosed in the Definitive Proxy Statement, filed on March 12, 2014 with the U.S. Securities and Exchange Commission, as part of the non-binding advisory Say-on-Pay vote.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Approval of Named Executive Officers' Compensation	53,520,540	3,437,115	55,900	3,671,855

(3) Proposal regarding the re-appointment of KPMG Audit plc (“KPMG”), London, England, to act as the Company’s independent registered public accounting firm and auditor for the fiscal year ending December 31, 2014, and to authorize the Company’s Board of Directors through the Audit Committee to set the remuneration for KPMG.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Re-appointment of KPMG	60,100,353	535,937	49,120	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: April 25, 2014	By:	/s/ John Worth
	Name:	John Worth
	Title:	Chief Financial Officer

3